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NEWS RELEASE
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Release Date:   Wednesday, July 16, 2008

Release Time:   Immediate

Contact:        Eric E. Stickels, Executive Vice President & CFO

Phone:          (315) 366-3702

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Oneida Financial Corp. Announces Semiannual Dividend

         Oneida, NY, July 16, 2008 - Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp. (NASDAQ:ONFC), today announced that the Company has declared a cash dividend of twenty-four cents ($0.24) per share of the Company's common stock for the six month period ended June 30, 2008. The dividend is payable to shareholders of record as of July 29, 2008 and will be paid on August 12, 2008.

         The Board of Trustees of Oneida Financial MHC, the majority shareholder of the company owning 55.5% of the outstanding common stock, intends to continue waiving its receipt of cash dividend payments.

         Oneida Financial Corp. reported total assets at March 31, 2008 of $542.7 million and shareholders' equity of $58.8 million. The Company's wholly owned subsidiaries include; The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank, State Bank of Chittenango, a state chartered limited-purpose commercial bank, Bailey, Haskell & LaLonde Agency, an insurance and financial services company and Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties.